                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP


    We consent to the reference to our firm under the captions "Selected Historical Financial Data" and "Experts" and to the use of our report dated March 6, 1996, except for Note 10, as to which the date is June 6, 1996, in the Amendment No. 2 to the Registration Statement (Form S-1 No. 333-10491) and related Prospectus of Guitar Center Management Company, Inc. dated October 31, 1996.


                                          /s/ ERNST & YOUNG LLP


Los Angeles, California
October 28, 1996